EXHIBIT 5.1
                                 BRYAN CAVE LLP

                           1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104
                                 (212) 541-2000

December 7, 2004

NetRatings, Inc.
120 West 45th Street, 35th Floor
New York, New York 10036

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by NetRatings, Inc., a Delaware corporation (the "Company"), on or about the date hereof with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 212,297 shares of the Company's common stock, $.001 par value per share (the "Common Stock"), reserved for issuance pursuant to the terms of the Company's 1999 Employee Stock Purchase Plan (the "Plan").

We are familiar with the Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company and have examined copies of the Plan, the resolutions adopted by the Company's Board of Directors authorizing the increase in the number of shares issuable under the Plan and filing of the Registration Statement, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, evidence of corporate action, certificates and other instruments, and have made such other investigations of law and fact, as we have deemed necessary or appropriate for the purposes of this opinion.

Based upon the foregoing, it is our opinion that the 212,297 shares of Common Stock reserved for issuance pursuant to the terms of the Plan have been duly authorized and, when issued in accordance with the terms of the Plan and upon payment of the purchase price therefor, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                               Very truly yours,

                               /s/ Bryan Cave LLP